NOTICE: BY ACCEPTING DELIVERY OF THIS CERTIFICATE THE RECORD HOLDER AND ANY ASSIGNEE(S) ACCEPT AND AGREE TO THE CONDITIONS UNDER "NOTICE" ON THE REVERSE.

NUMBER

ALLSTAR RESTAURANTS

SHARES

SEE REVERSE FOR CERTAIN DEFINITIONS

75,000,000 AUTHORIZED SHARES

CUSIP

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

COMMON STOCK

THIS CERTIFIES that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $.001 PER SHARE, OF

ALLSTAR RESTAURANTS, INC.

transferable on the books of the Corporation in person or by a duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent.

IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed in facsimile by its duly authorized officers, and its Corporate Seal to be affixed in facsimile.

Dated:

SECRETARY

ALLSTAR RESTAURANTS, INC. CORPORATE SEAL NEVADA

PRESIDENT

COUNTERSIGNED AND REGISTERED
TRANSHARE CORPORATION
5105 DTC Parkway, Suite 325, Greenwood Village, CO 80111

By Transfer Agent and Registrar - Authorized Signature

TRANSHARE CORPORATION